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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2013

Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of Registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	000-53908 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)
2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)		30084-5336 (Zip Code)
Registrant's telephone number, including area code		(770) 270-7600
None (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐
  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

        We regretfully report that on June 5, 2013, Thomas A. Smith, our President and Chief Executive Officer, passed away after a long illness. Mr. Smith had served in that capacity since 1999, and we are grateful for Mr. Smith's service and leadership over that time.

        On June 5, 2013, our board of directors approved a policy setting forth the executive management of Oglethorpe until a successor is appointed. This policy affirms that each of our executive vice presidents: Elizabeth B. Higgins, Executive Vice President and Chief Financial Officer, Michael W. Price, Executive Vice President and Chief Operating Officer, and William F. Ussery, Executive Vice President, Member and External Relations, will be responsible for duties and decisions related to the individual segments of our business under their charge. The executive vice presidents will not assume additional authority delegated to the President and Chief Executive Officer, and matters requiring such authority will be approved by the board during this period.

        Our board also appointed Wm. Ronald Duffey, director and chairman of our audit committee, to serve as special liaison to facilitate communication between senior management and the board and to facilitate board oversight over our business and affairs. As special liaison, Mr. Duffey will not assume any executive authority.

        Our board has a succession plan in place and expects to retain an executive placement organization to conduct a search which will include both internal and external candidates. The position of President and Chief Executive Officer will remain vacant until a successor is appointed.

Item 9.01    Financial Statements and Exhibits

(a)
Not applicable.

(b)
Not applicable.

(c)
Not applicable.

(d)
Not applicable.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)
Date: June 6, 2013	By:	/s/ ELIZABETH B. HIGGINS Elizabeth B. Higgins Executive Vice President and Chief Financial Officer

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  Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
  Item 9.01 Financial Statements and Exhibits
SIGNATURE